Exhibit 32.2

Certification of CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of SkyTerra Communications, Inc. (the “Company”) for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott Macleod, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ Scott Macleod
Name:	Scott Macleod
Title:	Executive Vice President and Chief Financial Officer

February 25, 2010